EXHIBIT 10.30

                               ADVISORY AGREEMENT

      This agreement, dated as of March 1, 2005 (this "Agreement"), is by and between MediaNet Group Technologies, Inc., a Nevada corporation with its principal place of business at 5100 West Copan Road, Suite 710, Margate, Florida 33063 (the "Company" or "MediaNet") and Cameron Associates, Inc. ("Cameron"), a Delaware corporation with its principal place of business at 1370 Avenue of the Americas - 9th Floor, New York, New York 10019-4602.

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      WHEREAS, the Company is desirous of retaining Cameron to perform advisory services for the Company, upon the terms and conditions set forth in this Agreement; and

      WHEREAS, Cameron is willing to perform such advisory services for the Company, upon the terms and conditions set forth in this Agreement.


      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth below.


1. Services. The services to be provided by Cameron under this Agreement shall include providing the Company with such consulting advice as the Company may reasonably request regarding strategic positioning, capital structure, financings, mergers and acquisitions, marketing, operational matters, and such other matters as the Company and Cameron may mutually agree.

In performing such services, Cameron shall use its best judgment and efforts, as determined in Cameron's sole discretion.


2. No Limitation to Consultant's Outside Activities. The Company acknowledges that Cameron and/or its affiliates are in the business of providing services and consulting advice of all types, including those contemplated by this Agreement, to third parties, including the Company. Nothing contained in this Agreement shall be construed to limit or restrict Cameron and/or its affiliates from conducting such business and performing such services with respect to others, or in rendering such advice to others for so long as such services do not in any way conflict with activities, business or best interests of the Company.


3. Compensation.

      (a) In full consideration for the performance of services as set forth herein, the Company hereby agrees to compensate Cameron as follows: The Company shall issue to Cameron Associates, Inc. (Tax I.D. 13-33-83428) 80,000 restricted MediaNet common shares on the following terms:

   o  15,000 shares upon execution of this Agreement.

   o 13,000 shares per month on the 1st day of each month for a period of 5 months commencing April 1, 2005.

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      (b) The Company shall reimburse Cameron, upon request, and from time to time, for all reasonable out-of-pocket expenses incurred by Cameron in connection with the performance of Cameron's duties under this Agreement. Such expenses shall include, but are not limited to, express mail charges, messenger charges, postage, photocopying costs, long-distance telephone and fax charges, travel costs, breakfast, lunch and dinner meeting meals. Cameron will not incur expenses in excess of $500 without the prior consent of the Company.


4. Non-Disclosure.

      (a) Cameron acknowledges that its position with the Company is potentially one of trust and confidence and that, during the course of its engagement by the Company under this Agreement, Cameron may become acquainted with Confidential Information. For purposes of this section 4, the term "Confidential Information" shall mean any information and material that the Company regards as confidential, including, without limitation, financial information concerning the Company, formulas, processes, computer programs, client lists, ingredients, drawings, methods, manufacturing, trade secrets, know-how, inventions, product developments, engineering, plans, notebooks, research, reports, memoranda, information and material whether produced by the Company or received by the Company in confidence from third parties, information and material relating to vendors, suppliers, customers, costs, prices, sources of supply, royalties or distribution and other commercial, business, technical and scientific information and material that is not available to the general public whether such confidential information exists in paper electronic or digital format. Provided, however, that Confidential Information shall not include information or material that:

            (i) was publicly known prior to the disclosure or after the time of disclosure becomes publicly known through no act or failure to act of Cameron;

            (ii) was made known to Cameron by a third party entitled to disclose the information to Cameron, which third party did not derive such information, directly or indirectly, from the Company and which was not subject to any restrictions on disclosure or use of such information or material that benefit the Company;

            (iii) was specifically approved for disclosure by prior written consent by the Company; or

            (iv) was disclosed pursuant to a court order or pursuant to any other legal requirement; provided that Cameron has given the Company prior notice of such court order or other legal notice and the Company has had the opportunity to contest the disclosure.

      (b) Cameron further acknowledges that the provisions of this section 4 are essential to the terms of its continued engagement with the Company, and that this section 4 shall be binding upon Cameron after the termination of the term of this Agreement, irrespective of whether the term of this Agreement is terminated by the Company or by Cameron for any reason.

      (c) Cameron covenants and agrees that it will not, at any time during the term of this Agreement, or subsequent to its termination, use, reveal, divulge, or make known to any person,

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firm or corporation, any Confidential Information made known to Cameron or of which Cameron has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of Cameron, the Company or third parties.

      (d) Cameron further covenants and agrees that Cameron will retain all Confidential Information in trust for the sole benefit of the Company and will not divulge or deliver or show any Confidential Information to any unauthorized person, including, without limitation, any other employer or client of Cameron, and Cameron will not make use of, or in any manner seek to convert for his own use, any Confidential Information in an independent business however unrelated to the business of the Company.


5. Indemnification.

      (a) Cameron, and Cameron's officers, directors, employees, shareholders, agents and representatives, shall not be subject to liability to the Company or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or connected with the rendering or providing advice hereunder, other than for Cameron's gross negligence or willful misconduct, or the gross negligence of any of its officers, directors, employees, shareholders, agents and representatives, as determined by a court of competent jurisdiction. The Company agrees to defend, indemnify and hold harmless Cameron, and Cameron's officers, directors, employees, shareholders, agents and representatives, from and against any and all costs, expenses and liability (including reasonable attorney's fees paid in the defense of Cameron, and Cameron's officers, directors, employees, shareholders, agents and representatives) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement other than any such liabilities resulting from the gross negligence or willful misconduct of Cameron or any of its officers, directors, employees, shareholders, agents, and representatives as determined by a court of competent jurisdiction.

      MediaNet and MediaNet's officers, directors, employees, shareholders, agents, and representatives, shall not be subject to liability to Cameron or to any officer, director, employee, shareholder or creditor of Cameron, for any act or omission in the course of or connected with the rendering or providing advice hereunder, other than for MediaNet's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. Cameron agrees to defend, indemnify and hold harmless MediaNet, and MediaNet's officers, directors, employees, shareholders, agents, and representatives, from and against any and all cost expenses and liability (including reasonable attorney's fees paid in the defense of the Company, and the Company's officers, directors, employees, shareholders, agents and representatives) which may in anyway result from actions by Cameron pursuant to or in connection with this agreement other than such liabilities resulting from the Company's gross negligence or willful misconduct, or the gross negligence of its officers, directors, employees, shareholders, agents and representatives as determined by a court of competent jurisdiction.

      (b) If any action is brought against a party or any of such party's officers, directors, partners, employees, agent, or counsel, or any controlling persons of such party (an

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"indemnified party"), in respect of which indemnity may be sought against the other party pursuant to this section 5, such indemnified party or parties shall promptly notify the other party (the "indemnifying party") in writing of the institution of such action (but the failure to so notify shall not relieve the indemnifying party from any liability it may have unless, and to the extent the indemnifying party is prejudiced thereby) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. Each party agrees to promptly notify the other party of the commencement of any litigation or proceedings against the party or any of such party's officers or directors where there is a right of indemnification under this section 5.


6. Remedies. Cameron acknowledges that the non-disclosure covenant set forth in section 4 of this Agreement is an essential term and condition of Cameron's continued engagement by the Company and that the Company will have no adequate remedy at law in the event of any actual or threatened violation of such covenant. Cameron, therefore, agrees that the Company shall be entitled to a decree or order by any federal or state court located in Broward County, Florida enjoining such threatened or actual violation of such covenant. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such covenant by Cameron, and Cameron hereby consents to the jurisdiction of the federal and state courts located in Broward County, Florida. Enforcement of any remedy under this section 6 shall not reduce or adversely affect any other remedy which may be available to the Company in law or in equity, and nothing herein shall prevent the Company from seeking injunctive or other relief hereunder, even if a subsequent employer or client of Cameron is joined as a party defendant or co-defendant in any proceeding hereunder.


7. Termination. The term of this Agreement shall commence as of the date hereof and shall terminate on the one year anniversary. This Agreement can be extended by mutual agreement of both parties. All fees earned and expenses incurred through the effective date of the termination of the term of this Agreement shall be due and payable upon the effective date of the termination of this Agreement. The provisions of sections 3, 4, 5 and 6 shall survive the termination of the term of this Agreement.

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8. Waiver of Breach. The failure of any party to this Agreement to exercise any rights or powers granted under this Agreement shall not be construed as a waiver thereof. The waiver by a party to this Agreement of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach by the other party to this Agreement.


9. Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if (a) delivered by hand against written receipt therefore, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested addressed, to the party to whom such request, demand, notice or other communication is being given at the address of such party set forth above, or, in the case of either party to this Agreement, at such other address as such party shall have furnished in writing, in accordance with this section 9, to the other party. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or (c) three business days following mailing by registered or certified mail.


10. Entire Agreement, Amendments. This Agreement supersedes all prior agreements and constitutes the entire agreement and understanding between parties with respect to the subject matters of this Agreement. This Agreement may not be amended, modified in any manner or terminated orally; and no amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced.


11. Severability. In the event that all or any part of any section of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity of the remainder of this Agreement or the remainder of any such section shall in no way be affected, prejudiced or disturbed thereby and shall not be rendered invalid. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted as broadly as permitted by applicable law to render it enforceable.


12. Jurisdiction. The parties hereto do hereby consent and submit to the venue and jurisdiction of the state and federal courts sitting in the State of Florida, County of Broward, as the sole and exclusive forum for such matters of dispute, and further agree that, in the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under section 9(a) of this Agreement.


13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflicts of laws.

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14. Binding Agreement; Benefit. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective legal representatives, successors and assigns of the parties hereto.


15. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


16. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other parties, assign or transfer this Agreement or any rights or obligations hereunder.


17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.


            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                        MediaNet Group Technologies, Inc.


                                        By: /s/ Martin Berns
                                            ----------------
                                            Martin Berns
                                            Chief Executive Officer


                                        Cameron Associates, Inc.


                                        By: /s/ Lester Rosenkrantz
                                            ----------------------
                                            Lester Rosenkrantz
                                            President


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